UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 10, 2006

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN 55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – OTHER EVENTS

Item 8.01 Other Events

On November 10, 2006, the Company issued a press release to raise its earnings guidance for the fourth quarter of fiscal 2006 ending October 29, 2006, and to provide earnings guidance for fiscal 2007.  The text of the press release follows:

“AUSTIN, MINN.,  Nov. 10, 2006 (BUSINESS WIRE) – Hormel Foods Corporation (NYSE: HRL) today reported that it expects fully diluted GAAP earnings for the fourth quarter ending Oct. 29, 2006 to be in the range of $.63 - $.65 per share.  This is an increase from the previous guidance range of $.57 - $.63.  The new full year range is $2.04 - $2.06, an increase from the previous guidance range of $1.98 - $2.04.

‘I was pleased to see a stronger than expected finish from several areas of our business,’ said Jeffrey M. Ettinger, president and chief executive officer.  ‘In particular, our Specialty Foods segment had an exceptional finish to an outstanding year.  On the protein side of the business, our Foodservice results for both pork and turkey were better than expected,’ Ettinger stated.

‘After assessing the industry factors and our business plans and prospects for fiscal 2007, we are also providing a fiscal 2007 guidance range of $2.15 - $2.25 per share.  While the higher grain markets are expected to be a burden to our business in 2007, we are excited about the growth opportunities from our value-added business.  We will provide more details about the quarter and the fiscal 2007 outlook on Wednesday, Nov. 22, 2006, when we release our fourth quarter earnings,’ Ettinger concluded.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry.  The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace.  For the past six years, Hormel Foods was named one of “The 400 Best Big Companies in America” by Forbes magazine.  The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products that are highly regarded for quality, taste, nutrition, convenience and value.  For more information, visit www.hormel.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ.  Please refer to the cautionary statement regarding Forward-Looking Statements that appears on pages 26 and 29-31  in the company’s Form 10-Q for the third fiscal quarter , which was filed with the Securities and Exchange Commission on Sept. 8, 2006 and can be accessed at www.hormel.com under ‘Investor-SEC Filings.’ ”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	November 10, 2006	By	/s/M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated:	November 10, 2006	By	/s/J. H. FERAGEN
J. H. FERAGEN
Vice President and Treasurer